As filed with the Securities and Exchange Commission on March 20, 2009

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois
60064-6400
(847) 937-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED ADVANCED MEDICAL OPTICS, INC. 2002 INCENTIVE COMPENSATION PLAN, AS AMENDED

2004 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

ADVANCED MEDICAL OPTICS, INC. 2005 INCENTIVE COMPENSATION PLAN

VISX, INCORPORATED 2001 NONSTATUTORY STOCK OPTION PLAN

VISX, INCORPORATED 2000 STOCK PLAN

VISX, INCORPORATED 1995 DIRECTOR OPTION AND STOCK DEFERRAL PLAN, AS AMENDED AND RESTATED

VISX, INCORPORATED 1995 STOCK PLAN, AS AMENDED

(Full titles of the plans)

Laura J. Schumacher
Executive Vice President, General Counsel and Secretary

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 937-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common shares (without par value)	2,051,380	$60.90	$124,929,042	$6,971.04
(1)

Represents common shares (without par value) of Abbott Laboratories (the “Registrant”) subject to issuance upon the exercise of stock options outstanding under certain plans (the “Plans”) assumed by the Registrant in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 11, 2009, by and among the Registrant, Rainforest Acquisition Inc. and Advanced Medical Optics, Inc. (“AMO”). These Plans, which had previously been maintained by AMO, are as follows: the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended; AMO’s 2004 Stock Incentive Plan, as amended and restated; the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan; the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated; the VISX, Incorporated 1995 Stock Plan, as amended; the VISX, Incorporated 2000 Stock Plan; and the VISX, Incorporated 2001 Nonstatutory Stock Option Plan.

(2)

The maximum number of common shares issuable under the Plans is subject to adjustment in accordance with certain antidilution provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes, an indeterminate number of additional common shares that may be issuable if the antidilution provisions of any of the Plans become operative.

(3)	The filing fee has been calculated in accordance with Rule 457(h) based on the weighted average exercise price of the outstanding options.

PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission are incorporated by reference herein:

•                                          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•                                          All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2008; and

•                                          The description of the Registrant’s common shares, without par value, contained in its Registration Statement on Form 8-A filed with the SEC on November 15, 1999 (File No. 001-02189), as amended by its Registration Statement on Form 8-A/A Amendment No. 1 filed with the SEC on January 10, 2007 (No. 001-02189).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Officers and Directors.

Restated Article R-VI of the Registrant’s Restated Articles of Incorporation provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Article R-VI also provides that Abbott shall, in the case of persons who are or were directors or officers of the corporation, and may as to such other persons, advance expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted by law.

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Registrant’s directors and officers are insured under a directors and officers liability insurance policy maintained by the Registrant.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on March 20, 2009.

ABBOTT LABORATORIES

/s/ MILES D. WHITE
Miles D. White
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Laura J. Schumacher and Thomas C. Freyman and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant’s Form S-8 registration statement and any Registration Statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MILES D. WHITE	Chairman of the Board, Chief Executive Officer, and Director	March 20, 2009
Miles D. White

/s/ THOMAS C. FREYMAN	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)	March 20, 2009
Thomas C. Freyman

/s/ GREG W. LINDER	Vice President and Controller (principal accounting officer)	March 20, 2009
Greg W. Linder

/s/ ROBERT J. ALPERN	Director	March 20, 2009
Robert J. Alpern

/s/ ROXANNE S. AUSTIN	Director	March 20, 2009
Roxanne S. Austin

/s/ WILLIAM M. DALEY	Director	March 20, 2009
William M. Daley

/s/ W. JAMES FARRELL	Director	March 20, 2009
W. James Farrell

/s/ H. LAURANCE FULLER	Director	March 20, 2009
H. Laurance Fuller

Signature	Title	Date

/s/ WILLIAM A. OSBORN	Director	March 20, 2009
William A. Osborn

/s/ DAVID A. L. OWEN	Director	March 20, 2009
David A. L. Owen

/s/ BOONE POWELL JR.	Director	March 20, 2009
Boone Powell Jr.

/s/ W. ANN REYNOLDS	Director	March 20, 2009
W. Ann Reynolds

/s/ ROY S. ROBERTS	Director	March 20, 2009
Roy S. Roberts

/s/ SAMUEL C. SCOTT III	Director	March 20, 2009
Samuel C. Scott III

/s/ WILLIAM D. SMITHBURG	Director	March 20, 2009
William D. Smithburg

/s/ GLENN F. TILTON	Director	March 20, 2009
Glenn F. Tilton

EXHIBIT INDEX

Exhibit No.	Description

4.1

Restated Articles of Incorporation of Abbott Laboratories (filed as Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended March 31, 1998 on Form 10-Q filed on May 14, 1998 and incorporated herein by reference).

4.2

By-Laws of Abbott Laboratories (as amended and restated, effective February 20, 2009) (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 23, 2009 and incorporated herein by reference).

4.3	Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended.

4.4	First Amendment to Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan.

4.5	2004 Stock Incentive Plan, as amended and restated.

4.6	Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan.

4.7	VISX, Incorporated 2001 Nonstatutory Stock Option Plan.

4.8	VISX, Incorporated 2000 Stock Plan.

4.9	VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated.

4.10	VISX, Incorporated 1995 Stock plan, as amended.

5.1	Opinion of Jones Day regarding legality of securities.

23.1	Consent of Jones Day is included in the opinion filed as Exhibit 5 hereto.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney is included in the signature page.